EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference into this Current Report on Form 8-K for Glenayre Technologies, Inc. dated April 25, 1995 of our report dated August 8, 1994 relating to the financial statements of Western Multiplex Corporation for the fiscal year ended June 30, 1994 included in the Registration Statement on Form S-4 of Glenayre Technologies, Inc., registration number 33-88818.


SHILLING & KENYON, INC.
San Jose, California

May 9, 1995



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